UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016 (October 27, 2016)

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	000-55500	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 27, 2016, Takung Art Co., Ltd ("we" or the "Company") entered into a Financial Advisory Agreement with Maxim Group, LLC (“Maxim”) to provide general financial advisory and banking s services, including, assisting and advising the Company with respect to its strategic planning process, business plans and capitalization, helping the Company broaden its shareholder base, increasing shareholder awareness through non-deal roadshows and other value-added services such as making strategic introductions, advising the Company on potential financing alternatives and merger and acquisition criteria and activity. As consideration of the provision of such services, the Company agreed to issue to Maxim or its designees 50,000 restricted shares of the Company’s common stock (“Compensation Shares”) with unlimited piggyback registration rights. Maxim shall also be entitled to additional fees in connection with any financings and transactions arranged by Maxim and reimbursement of reasonable expenses. As additional consideration, the Company shall, during the term of the Financial Advisory Agreement and for twelve (12) months thereafter, offer to retain Maxim as lead book running manager if it were to propose to effect a public offering of its securities on a US exchange, private placement of its securities or other financing.

The foregoing description of the Financial Advisory Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the form of Financial Advisory Agreement entered into between the Company and Maxim, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

On November 30, 2016, the Company issued 50,000 restricted shares of the Company’s common stock to Maxim pursuant to the Financial Advisory Agreement. The Compensation Shares were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Financial Advisory Agreement between the Company and Maxim Group, LLC dated October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: December 9, 2016

/s/ Di Xiao
Name: Di Xiao
Title: Chief Executive Officer and Director